Exhibit 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION

                          ARTICLE I - NAME AND OFFICE

      Long Island Physician Holdings Corporation ("LIPHC" or the "Corporation") is the name of the Corporation. Its principal offices will be located in the County of Nassau, State of New York.

                              ARTICLE II - PURPOSE

      The purposes of LIPHC are:

      To establish a holding company, controlled by Long Island physicians, to establish and operate a HMO as a subsidiary Corporation of LIPHC in order to provide high quality medical services in a cost-effective manner to residents of Long Island; to inform physician shareholders concerning the manner in which physicians can play a more productive and central part in the improvement of health care services to such residents; to establish various enterprises and joint ventures that will promote the interests of its physician-shareholders; to purchase, hold and dispose of the stocks, shares, bonds and other evidences of indebtedness of any Corporation, domestic or foreign, and issue in exchange therefor its shares, bonds or other obligations; and to undertake such steps as may be necessary to improve the organization of medical and health care services on Long Island.

                           ARTICLE III - SHAREHOLDERS

      Section 1. LIMITATION ON HOLDERS OF VOTING STOCK.

            (a) The certificate of incorporation of LIPHC authorizes the issuance of 2,500,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"). The Class A Common Stock has full voting rights. Except as set forth in Subsection 1(c) below, the opportunity to hold shares of Class A Common Stock shall be extended to bona fide residents of New York State who are primary care physicians and specialty care physicians duly licensed by the State of New York, who are office-based practitioners on Long Island and who are not full-time employees of a facility or organization licensed under Articles 28 or 44 of the Public Health Law of the State of New York. For purposes of these by-laws, a "Primary Care Physician" shall include any family medicine, general internal medicine, emergency medicine or pediatric practitioner otherwise meeting the above requirements for holding shares of Class A Common Stock. A "Specialty Care Physician" is any other physician, psychiatrist and oral and maxillofacial surgeon who otherwise meets the above requirements for holding shares of Class A Common Stock.


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            (b) No holder of Class A Common Stock shall be entitled to hold more than one (1) share of Class A Common Stock at any time. In the event that any holder of LIPHC Common Stock or any other person or entity should acquire any shares of Class A Common Stock and such shareholder or other person or entity already owns a share of Class A Common Stock, any subsequently acquired shares of Class A Common Stock automatically shall be exchanged for a like number of shares of Class B Common Stock of LIPHC.

            (c) The opportunity to hold shares of Class A Common Stock shall be extended to bona fide residents of New York who are psychologists, general dentists, specialty dentists (other than oral and maxillofacial surgeons), podiatrists and chiropractors who are members in good standing of one of the Practice Associations affiliated with LIPHC, and are office-based, New York state licensed practitioners not employed on a full-time basis by any facility or entity licensed by Articles 28 or 44 of the Public Health Law of the State of New York ("Non-physician").

            (d) The certificate of incorporation of LIPHC, as amended, authorizes the issuance of 2,500,000 shares of Class C Common Stock, par value $.001 per share (the "Class C Common Stock"). The Class C Common Stock has voting rights except that holders of Class C Common Stock cannot vote for the election of directors of LIPHC. The opportunity to hold shares of Class C Common Stock may be extended only to stockholders of MDNY Healthcare, Inc., a New York corporation, on terms approved by the shareholders of the Corporation.

      Section 2. HOLDERS OF NON-VOTING STOCK.

      The certificate of incorporation of LIPHC authorizes the issuance of 10,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"). The Class B Common Stock has no voting rights, except as specifically provided in the Business Corporation Law of the State of New York, as the same may be amended from time to time, with respect to certain extraordinary corporate events and transactions.

      Section 3. PLACE OF MEETINGS.

      Meetings of shareholders of LIPHC shall be held at the principal office of the Corporation or at such place within or without the State of New York as the Board of Directors of the Corporation shall authorize.

      Section 4. ANNUAL MEETING.

      The annual meeting of shareholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year as the Board may from time to time determine.

      Section 5. SPECIAL MEETINGS.

      Special meetings of the shareholders may be called by the Board or by the President and shall be called by the President or the Secretary at the request in writing of a


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majority of the Board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

      Section 6. FIXING RECORD DATE.

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

      Section 7. NOTICE OF MEETINGS OF SHAREHOLDERS.

      Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

      Section 8. WAIVERS.

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      Section 9. QUORUM OF SHAREHOLDERS.

      Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

      When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.


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

      The shareholders present may adjourn the meeting despite the absence of a quorum.

      Section 10. PROXIES.

      Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

      Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

      Section 11. QUALIFICATION OF VOTERS.

      Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every voting share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

      Section 12. VOTE OF SHAREHOLDERS.

      Except as otherwise required by statute or by the certificate of incorporation:

            (a) Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election; and

            (b) All other corporate action shall be authorized by a majority of the votes cast.

      Section 13. WRITTEN CONSENT OF SHAREHOLDERS.

      Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

                         ARTICLE IV - BOARD OF DIRECTORS

      Section 1. NUMBER, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

      The Board of Directors of the Corporation shall consist of twelve (12) members. To the extent practicable, the Board shall endeavor to nominate directors so that Primary Care Physicians and Specialty Care Physicians are represented on the Board in equal number. Non-Physicians may not hold more than two of the seats on the Corporation's Board of Directors. The number of directors may be increased or decreased by action of a majority of the entire Board, subject to the limitation that no decrease shall shorten the term of any incumbent director,


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and, in which event, the number of seats on the Board which may be held by
Non-Physicians shall be adjusted to be 20% of the total number of directors (or as near thereto as practicable). Each director shall be a shareholder of the Corporation.

      Section 2. CLASSIFICATION; TERM.

      The Board of Directors shall be divided into three classes, hereby designated as Class A, Class B and Class C. There shall be four directors in each class, or such other number as the majority of the entire Board may direct; provided, that the number of directors of each class shall be equal or as near to equal as possible in the event that the number of directors is increased or decreased by the Board in accordance with these Amended and Restated By-Laws (as the same may be amended and in effect from time to time, the "By-Laws").

      Upon the effectiveness of these By-laws, the following persons shall be the Class A, Class B and Class C Directors of the Corporation:

             Class A Directors
             -----------------
             William Brennan
             Robert Jason
             Robert Sarnataro
             Gary Wohlberg

             Class B Directors
             -----------------
             Gregory Kalmar
             Amy Koreen
             Ronald Perrone
             David Weissberg

             Class C Directors
             -----------------
             Salvatore Caravella
             Paul Kolker
             Franco Gallo
             Rosario Romano

      The initial term of office of such Class A, Class B and Class C directors shall expire at the 2002, 2003 and 2004 annual meeting of shareholders, respectively; provided, that the Class A directors named above shall be replaced for the balance of such initial term by any other qualifying persons who may be elected as Class A directors by the Corporation's shareholders at the 2001 annual meeting of shareholders. Upon the expiration of their respective initial terms, each Class of directors shall have a term of three years or until a director's successor shall have been duly elected and shall have qualified, and subject to his or her earlier death, resignation or removal in accordance with the Certificate of Incorporation, these By-Laws or the New York Business Corporation Law (as the same may be amended from time to time and any successor thereto).


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

      Section 3. MEETINGS OF THE BOARD OF DIRECTORS.

      Regular meetings of the Board of Directors shall be held at least eight times per year. Special meetings may be called by the President of the Corporation, provided that the Board is notified five days in advance of the date of the proposed meeting.

      Section 4. QUORUM.

      A majority of the directors are required to be present at a meeting for the Board to conduct business. As permitted by Section 708(c) of the Business Corporation Law or any successor law, as such may be amended from time to time, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, or by such other means as may be authorized under any successor statute. Participation by any means authorized by this By-law shall constitute presence in person at a meeting.

      Section 5. FILLING OF VACANCIES.

      The Board may fill by majority vote of all of its remaining members any vacancies developing between elections. Board members so elected shall serve until the next annual meeting of shareholders at which the election of the class of directors in which the vacancy that was filled is in the regular order of business of such meeting. In filling vacancies, the board shall, to the extent practicable, attempt to maintain the balance between Primary Care Physicians and Specialty Care Physicians.

      Section 6. POWERS.

      The Board shall have all corporate powers set forth by law to conduct and control the affairs of the Corporation, subject to the limitations established by these By-laws, the certificate of incorporation and the actions of the shareholders.

      Section 7. REMOVAL OF BOARD MEMBERS.

      Any board member may be removed (i) with or without cause by a vote of the majority of shareholders eligible to vote or (ii) with cause by a two-thirds vote of the board. A board member shall automatically be removed in the event that he or she no longer is a shareholder of LIPHC.

      Section 8. RESIGNATION.

      A member of the Board of Directors may resign at any time by giving written notice to the Board, President or Secretary of LIPHC. Unless otherwise specified in such notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.


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

                              ARTICLE V - OFFICERS

      Section 1. ELECTED OFFICERS.

      The elected officers of the Corporation shall be a President, Vice-President, Treasurer and a Secretary. Only shareholders may serve as elected officers.

      Section 2. ELECTION AND TERM OF OFFICE.

      All officers shall be elected by the board to hold office for the term of one (1) year and shall each hold office for such term and until his successor has been elected and qualified.

      Section 3. DUTIES OF OFFICERS.

      The duties of elected officers will be those usually pertaining to their positions.

            (a) The President shall: call all meetings of shareholders and the Board; preside over all shareholder and Board meetings; appoint, with the approval of the Board, the chairpersons of all standing committees; appoint all chairpersons of any special committees; and serve as an EX OFFICIO member of all committees.

            (b) The Vice-President shall assist the President in the discharge of his/her duties and preside at meetings of the Corporation and/or the Board in the absence of the President. In any case where the President is unable to act, the Vice-President shall perform the duties of the office of President. The Vice-President shall assume the office of President upon resignation of the President or upon expiration of the normal term of office of the President and in instances where no successor has been elected, or in the event that the President is no longer a shareholder in LIPHC.

            (c) The Treasurer shall have care and custody of all the funds and securities of LIPHC, and shall be responsible for funds in the name of LIPHC in such banks or trust companies as the Board of Directors may select.

The Treasurer and President shall sign all checks, drafts and orders for the payment of money in excess of $10,000, as may be authorized by the Board of Directors; where the Treasurer is unavailable, the President and one other officer of the Corporation may sign checks, drafts and orders in such amounts for such payments. All expenditures shall be authorized by and be in accordance with a budget adopted by the Board. At the end of each fiscal year, the Treasurer shall cause an audit or review of the accounts of the Corporation, as may be required by law, to be made by an independent auditor selected by the Board at a regular meeting of the Board, and will ensure that, upon completion, such audit or review results shall be presented in writing to the Board of Directors and shall be made available upon request to shareholders.

            (d) The Secretary shall ensure that the notices of meetings are provided and that the minutes of all meetings of shareholders and the Board of Directors are prepared, distributed, amended if needed, and approved by the Board at the following meeting.


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The Secretary shall ensure that a current list of the shareholders of the
Corporation is maintained and made available at any official meeting of the shareholders.

      Section 4. REMOVAL OF OFFICERS.

      Any officer elected by the board may be removed by the board with or without cause.

      Section 5. VACANCIES.

      If the office of any officer becomes vacant, the directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

                               ARTICLE VI - SHARES

      Section 1. CERTIFICATES.

      The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice-President and the Treasurer or the Secretary and shall bear the corporate seal.

      Section 2. LOST OR DESTROYED CERTIFICATES.

      The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 3. TRANSFERS OF SHARES

            (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the older certificate; provided, however, that such transfer is in accordance with these By-laws and that the transferee satisfies the requirements of Section 1 of Article III herein. Every such transfer shall be entered on the transfer book of the Corporation, which shall be kept at its principal office. No transfer shall be made within ten (10) days next preceding the annual meeting of shareholders.

            (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any


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

equitable or other claim or to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

      Section 4. TRANSFER RESTRICTIONS.

      Only Primary Care Physicians and Specialty Care Physicians shall be permitted to own voting shares of the Corporation, and no shares of the Corporation's capital stock may be owned by any persons other than members of various practice associations (the "Practice Associations") providing professional health care providers to any HMO established or caused to be established by the Corporation except as otherwise provided herein. Accordingly, the following restrictions on transfer shall apply to shares of the Corporation's capital stock:

            (a) QUALIFICATIONS FOR SHARE OWNERSHIP.

                  (i) GENERAL. Subject to certain exceptions set forth below, shares of the Corporation's capital stock may be owned and held only by health care providers who are members in good standing of various Practice Associations, who are office-based, New York state-licensed practitioners not employed on a full-time basis by any facility or entity licensed by Articles 28 or 44 of the Public Health Law of the State of New York, or any such successor laws relating to the same subject matter, and who are bona fide residents of the State of New York. In the event that a shareholder no longer satisfies these criteria, he or she must comply with the provisions of these By-laws.

                  (ii) OWNERSHIP OF VOTING SHARES. Only Primary Care Physicians and Specialty Care Physicians still practicing medicine who otherwise qualify for share ownership in the Corporation shall be entitled to hold and own voting shares of the Corporation. For purposes of these By-laws, (i) a Primary Care Physician is defined as any duly New York State-licensed general, family, internal medicine, emergency medicine or pediatric practitioner not otherwise identified by the Corporation or any of its affiliates as practicing any kind of medical or surgical specialty or subspecialty, and (ii) a Specialty Care Physician is defined as any duly New York State-licensed physician practicing a medical or surgical specialty or subspecialty. New York State-licensed psychiatrists and maxillofacial surgeons are deemed to be Specialty Care Physicians for purposes of these By-laws.

            (b) GENERAL TRANSFER RESTRICTIONS. Except as specifically permitted by these By-laws, no shares of the Corporation's capital stock nor any interest therein may be validly sold, assigned, encumbered or otherwise transferred for consideration or otherwise, and no purported transferee will be recognized as a shareholder of the Corporation for any purpose whatsoever unless the purported transfer has been made in accordance with applicable Federal and state securities laws and the terms and conditions of the transfer restrictions set forth below. Any assignment, encumbrance, disposition or other attempt to transfer any of the Corporation's shares other than as provided for herein shall be void and of no effect, and the Corporation may refuse to carry out such transaction on its books, attempt to set aside the transaction and/or exercise any other legal remedy. It will be a condition to the Corporation transferring any shares on its books and issuing a new share certificate evidencing such transferred shares in the name of the transferee that (i) the transferee shall execute any and


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

all documents and take any and all actions, including applying for and being accepted as a member of the appropriate Practice Association, as the Corporation may reasonably require to ensure that the rights of the Corporation and its shareholders are adequately protected, and (ii) the Corporation satisfies itself that such transfer complies in all respects with the requirements imposed by all applicable Federal and state securities laws. Notwithstanding anything set forth herein to the contrary, any shareholder who is no longer an active member in good standing with a Practice Association affiliated with the Corporation or a HMO established or caused to be established by the Corporation may not hold any voting shares of the Corporation. In the event any such non-member shareholder does own a voting share of the Corporation, such voting share shall be exchanged for a non-voting share upon such non-member shareholder's termination or retirement from the Practice Association, or two years from the date of death of such shareholder all as more fully explained below.

            (c) TRANSFER UPON DEATH OF A SHAREHOLDER. Upon the death of a shareholder, the decedent's estate shall have two years from the date of death within which it may sell shares of the Corporation to the purchaser of the decedent's practice; PROVIDED, that any potential purchaser of the shares shall otherwise meet the criteria for share ownership and membership in the appropriate Practice Association before any sale of decedent's shares of the Corporation is consummated; and PROVIDED, FURTHER, that in the event that the decedent's practice is purchased by a Primary Care Physician or Specialty Care Physician who already holds one share of Class A Common Stock of the Corporation, any share of Class A Common Stock held by the estate and proposed to be sold in connection with the sale of the decedent's practice shall automatically be exchanged for one share of Class B Common Stock immediately prior to the consummation of any sale. During this two-year period, the executor (or administrator) of the decedent's estate shall be entitled to vote any share of voting stock held by the decedent.

      If, after the passage of two years from the date of the shareholder's death, the estate has been unable or unwilling to find a purchaser for the practice, or the estate has found a purchaser but such purchaser either does not otherwise qualify for share ownership in the Corporation or chooses not to purchase any of the decedent's shares, the Corporation shall have the right, but not the obligation, to purchase any or all of the decedent's shares of Corporation stock from the estate. The Corporation's right to purchase such shares may be exercised in whole or in part, and may be exercised by giving written notice of such exercise to the estate no later than sixty (60) days following the expiration of the two-year period following the decedent's death. The purchase price for the shares of stock that the Corporation elects to purchase shall be equal to the per share value for such shares determined by the Corporation's independent certified public accountants at the end of the most recent fiscal year completed prior to such purchase.

      In the event that the Corporation elects to purchase none or less than all of the shares of the Corporation held by the estate, the estate may offer and sell the shares remaining after the Corporation's election to any other member of any independent practice association affiliated with the Corporation or any HMO established or caused to be established by the Corporation; in such event, however, any share of Class A Common Stock previously held by the decedent shall automatically be exchanged for one share of Class B Common Stock immediately prior to the consummation of any sale.


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

            (d) TRANSFER UPON TERMINATION FROM MEMBERSHIP IN PRACTICE ASSOCIATION. In the event that any shareholder's membership in one of the Practice Associations is terminated for any reason other than retirement of such shareholder from the active practice of such shareholder's health care profession (such reasons to include, but not be limited to, voluntary termination by the shareholder), the Corporation shall have the right, but not the obligation, to purchase any or all of the terminated shareholder's shares from the shareholder. The Corporation's right to purchase such shares may be exercised in whole or in part, and may be exercised by giving written notice of such exercise to the shareholder no later than sixty (60) days following the effective date of termination of the shareholder from the Practice Association. The purchase price for the shares of stock that the Corporation elects to purchase shall be equal to the per share value for such shares determined by the Corporation's independent certified public accountants at the end of the most recent fiscal year completed prior to such purchase.

      In the event that the Corporation elects to purchase none or less than all of the shares of the Corporation held by the terminated shareholder, the terminated shareholder may offer and sell the shares remaining after the Corporation's election to any other member of any Practice Association; in such event, however, any share of Class A Common Stock previously held by the terminated shareholder shall automatically be exchanged for one share of Class B Common Stock immediately prior to the consummation of any sale.

            (e) RETIREMENT FROM PROFESSIONAL PRACTICE. In the event that any shareholder retires from the active practice of his or her chosen health care profession (and is thus no longer eligible for membership in the appropriate Practice Association), the retiring shareholder may either (i) sell the shares of Corporation stock owned by such shareholder to any purchaser of such retiring shareholder's practice; PROVIDED, that any potential purchaser of the shares shall otherwise meet the criteria for share ownership and membership in the appropriate Practice Association before any sale of such retiring shareholder's shares of the Corporation be consummated; and PROVIDED, FURTHER, that in the event that the retiring shareholder's practice is purchased by a Primary Care Physician or Specialty Care Physician who already holds one share of Class A Common Stock of the Corporation, any share of Class A Common Stock held by the retiring shareholder and proposed to be sold in connection with the sale of the retiring shareholder's practice shall automatically be exchanged for one share of Class B Common Stock immediately prior to the consummation of any sale; or
(ii) make a written request addressed to the President of the Corporation that any share of Class A Common Stock held by such retiring shareholder be exchanged for one share of Class B Common Stock, and the retiring shareholder shall be able to continue to hold all such shares of Class B Common Stock of the Corporation; or (iii) make a written request addressed to the President of the Corporation that any share of Class A Common Stock held by such retiring shareholder be exchanged for one share of Class B Common Stock, and the retiring shareholder shall be entitled to sell any or all shares of Class B Common Stock held by such retiring shareholder to any other member of an independent practice association affiliated with the Corporation and a HMO established or caused to be established by the Corporation.


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

      Section 5. CLOSING TRANSFER BOOKS.

      The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of
(1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                            ARTICLE VII - DIVIDENDS

      Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

                           ARTICLE VIII - COMMITTEES

      Section 1. COMMITTEES.

      The Board shall appoint chairpersons of any committees.

      Each chairperson will be appointed from the members of the Board of Directors, except for the chairperson of the Nominating Committee. The Board may establish such additional committees as may be necessary, with such powers and for such purposes as are designated by the Board.

      Section 2. TERM OF COMMITTEE CHAIRPERSONS.

      The chairpersons of committees will serve until the next election of officers following their appointment, or until their successors are named. The President may remove a committee chairperson at any time.

      Section 3. NOMINATING COMMITTEE.

      The Board will appoint a Nominating Committee of five shareholders of whom not more than three may be members of the Board. An appointee who is not a member of the Board of Directors is to be named as chairperson.


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                            ARTICLE IX - AMENDMENTS

      Section 1. AMENDMENTS PROPOSED BY SHAREHOLDERS.

      Amendments to these By-laws may be proposed by any shareholder. A proposed amendment shall be considered by the Board of Directors and may be adopted by a two-thirds vote of the Board.

      Section 2. AMENDMENTS PROPOSED BY THE BOARD OF DIRECTORS.

      The Board of Directors may either adopt, by a two-thirds vote, amendments to these By-laws or it may submit amendments to the shareholders for consideration and vote by mail ballot or by vote at a meeting of shareholders.

      When the Board submits the vote to a mail ballot of the shareholders, proposed amendments and ballots must be mailed to the shareholders and postmarked no less than 30 days prior to the date stated on the ballot or in the materials accompanying the ballot as of the last date by which completed ballots will be accepted by the Corporation. Any such proposed amendment shall be approved and shall become effective immediately upon the affirmative vote of 2/3 of the ballots received. When amendments will be decided at a meeting of the shareholders, proposed amendments must be mailed to shareholders and postmarked no less than 30 days prior to the meeting date. Any such proposed amendment shall be approved and shall become effective immediately upon the affirmative vote of 2/3 of the shareholders present.

                   ARTICLE X - INDEMNIFICATION AND INSURANCE

      Section 1. INDEMNIFICATION.

      If a director, officer or employee of LIPHC is made a party to any civil or criminal action or proceeding in any matter arising from the performance by such director, officer or employee of his or her duties for, on behalf of, or at the request of the LIPHC, then, to the full extent permitted by law, LIPHC may:

            (a) Advance to such director, officer or employee all sums necessary and appropriate to enable the director, officer or employee to conduct his or her defense, or appeal, in the action or proceeding and upon receipt from the officer, director or employee of an undertaking to repay such advancements of the type required by Sections 723(c) and 725(a) of the Business Corporation Law or any successor provision, as such may be amended from time to time; and

            (b) Indemnify such director, officer or employee for all sums paid by him or her for judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the action or proceeding, or appeal therein, subject to the proper application of credit for any sums advanced to the director, officer or employee pursuant to clause (a) of this paragraph.


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      The indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of disinterested shareholders, vote of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity by holding such office.

      Section 2. INSURANCE.

      LIPHC is authorized to purchase and maintain insurance on behalf of any person who is a director, officer or employee of LIPHC or is serving at the request of LIPHC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability of or asserted against such person and incurred by such person in his capacity as such, whether or not LIPHC would have the power to indemnify such person against such liability under the provisions of this Article.

                          ARTICLE XI - CORPORATE SEAL

      The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE XII - EXECUTION OF INSTRUMENTS

      All corporate instruments and documents shall be signed or counter-signed, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

                           ARTICLE XIII - FISCAL YEAR

      The fiscal year shall begin the first day of January in each year.

            ARTICLE XIV - REFERENCES TO CERTIFICATE OF INCORPORATION

      Reference to the certificate of incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.


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